Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788
NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF
$338 MILLION FOR THE FIRST QUARTER OF 2022

NEW YORK, May 2, 2022—Loews Corporation (NYSE:L) today reported net income of $338 million, or $1.36 per share, for the first quarter of 2022 compared to net income of $261 million, or $0.97 per share, in the first quarter of 2021.

Net income for the first quarter of 2022 increased compared to the comparable prior year period as CNA Financial, Boardwalk Pipelines, and Loews Hotels & Co all generated strong operating results. CNA experienced higher property & casualty non-catastrophe underwriting results and lower catastrophe losses, offset by lower net investment income and net investment losses compared to net investment gains in the comparable prior year period. Loews Hotels’ results improved significantly as the company continues its recovery from reduced travel during the COVID-19 pandemic, and Boardwalk Pipelines’ earnings increased due to higher revenues from growth projects recently placed into service. The parent company generated lower net investment income than in the comparable prior year period.

“Loews is off to a tremendous start in 2022, with an almost 30% increase in net income over the prior year’s quarter. Each of our consolidated subsidiaries — CNA Financial, Boardwalk Pipelines, and Loews Hotels — produced excellent results in the first quarter,” said James S. Tisch, President and CEO of Loews Corporation.

Book value per share as of March 31, 2022 was $67.27 compared to $71.84 as of December 31, 2021, reflecting lower net unrealized investment gains due to the rise in interest rates. Book value per share excluding accumulated other comprehensive income (AOCI) increased to $72.34 as of March 31, 2022 from $71.09 as of December 31, 2021.

CONSOLIDATED HIGHLIGHTS

	Three Months Ended March 31,

(In millions, except per share data)	2022	2021

Income before net investment gains (losses)	$341	$217
Net investment gains (losses)	(3)	44
Net income attributable to Loews Corporation	$338	$261

Net income per share	$1.36	$0.97

	March 31, 2022	December 31, 2021

Book value per share	$67.27	$71.84
Book value per share excluding AOCI	72.34	71.09

Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021

CNA’s earnings were consistent with the prior year. Property & casualty underwriting results increased, with lower catastrophe losses and higher non-catastrophe underwriting income. Net investment income declined, driven by lower returns from limited partnership and common stock investments. CNA swung from net investment gains last year to net investment losses, attributable to declines in the fair value of non-redeemable preferred stock and lower gains on sales of fixed maturity securities.

Boardwalk Pipelines’ earnings increased due primarily to higher revenues from growth projects recently placed into service, partially offset by higher employee-related costs and higher expenses due to an increased asset base from growth projects.

Loews Hotels’ results improved significantly, driven by increased occupancy rates due to the rebound in travel, especially at resort destinations, and higher average daily room rates. The hotel properties at the Universal Orlando Resort contributed meaningfully to the period-over-period improvement, as all 9,000 rooms were open for the entire quarter. Although results were significantly better in 2022 compared to 2021, occupancy levels have not rebounded to pre-pandemic levels at some Loews Hotels properties, particularly those located in city centers.

The parent company investment portfolio recorded a loss for the quarter as compared to income in the comparable prior year period primarily due to losses generated by investments in equity securities.

The Corporate & other segment benefited from the absence of unusual items recorded in 2021 related to the recapitalization and sale of 47% of Altium Packaging, including a $35 million deferred tax liability and a $14 million ($10 million after tax) debt extinguishment charge. Additionally, overhead costs at the parent company were lower in 2022 than in the comparable prior year period.

SHARE REPURCHASES

At March 31, 2022, there were 246.4 million shares of Loews common stock outstanding. For the three months ended March 31, 2022, the Company repurchased 2.15 million shares of its common stock at an aggregate cost of $129 million. From April 1, 2022 to April 29, 2022, the Company repurchased an additional 0.3 million shares of its common stock at an aggregate cost of $19 million. Depending on market conditions, the Company may from time-to-time purchase shares of its and its subsidiaries’ outstanding common stock in the open market, in privately negotiated transactions or otherwise.

CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for today at 10:00 a.m. ET. A live webcast will be available via the Investors/Media section of www.loews.com. Those interested in participating should dial (866) 342-8591, or for international callers, (203) 518-9797. The conference ID number is L1Q22. An online replay will also be available at www.loews.com following the call.

A conference call to discuss the first quarter results of CNA has been scheduled for today at 9:00 a.m. ET. A live webcast will be available via the Investor Relations section of www.cna.com. Those interested in participating should dial (800) 289-0571, or for international callers, (720) 543-0206.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality, and packaging industries. For more information please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information

	Three Months Ended March 31,
(In millions)	2022	2021
Revenues:
CNA Financial (a)	$2,885	$2,866
Boardwalk Pipelines	381	372
Loews Hotels & Co	152	57
Investment income (loss) and other (b)	(16)	327
Total	$3,402	$3,622
Income (Loss) Before Income Tax:
CNA Financial (a)	$378	$377
Boardwalk Pipelines	122	114
Loews Hotels & Co	22	(55)
Corporate: (c)
Investment income (loss), net	(16)	46
Other	(44)	(75)
Total	$462	$407
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a)	$281	$279
Boardwalk Pipelines	91	85
Loews Hotels & Co	15	(43)
Corporate: (c)
Investment income (loss), net	(13)	36
Other (d)	(36)	(96)
Net income attributable to Loews Corporation	$338	$261

(a)Includes net investment losses of $11 million and net investment gains of $57 million ($3 million net investment losses and $44 million net investment gains after tax and noncontrolling interests) for the three months ended March 31, 2022 and 2021.
(b)Includes parent company investment income (loss) and the financial results of Altium Packaging. On April 1, 2021, Loews sold 47% of Altium Packaging, which was then deconsolidated and subsequently recorded as an equity method investment.
(c)The Corporate segment consists of investment income (loss) from the parent company's cash and investments, interest expense, other unallocated corporate expenses, and the financial results of Altium Packaging.
(d)The three months ended March 31, 2021 includes the recognition of a $35 million deferred tax liability resulting from the Altium Packaging transaction.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	Three Months Ended March 31,
(In millions, except per share data)	2022	2021
Revenues:
Insurance premiums	$2,059	$1,962
Net investment income	432	550
Investment gains (losses)	(11)	57
Operating revenues and other (a)	922	1,053
Total	3,402	3,622

Expenses:
Insurance claims and policyholders’ benefits	1,455	1,506
Operating expenses and other (a)	1,485	1,709
Total	2,940	3,215

Income before income tax	462	407
Income tax expense (b)	(92)	(114)
Net income	370	293
Amounts attributable to noncontrolling interests	(32)	(32)
Net income attributable to Loews Corporation	$338	$261

Net income per share attributable to Loews Corporation	$1.36	$0.97

Weighted average number of shares	248.48	267.76

(a)On April 1, 2021, Loews sold 47% of Altium Packaging, which was then deconsolidated and subsequently recorded as an equity method investment.
(b)The three months ended March 31, 2021 includes the recognition of a $35 million deferred tax liability resulting from the Altium Packaging transaction.